Exhibit 99.1

	Contact:	Contact:
	Trans World Entertainment	MWW Group
	John J. Sullivan	Rich Tauberman
	EVP, Chief Financial Officer	(rtauberman@mww.com)
	(518) 452-1242	(201) 507-9500
38 Corporate Circle
Albany, NY 12203

www.twec.com		NEWS RELEASE

TRANS WORLD ENTERTAINMENT UPDATES FISCAL YEAR 2005 RESULTS

Albany, NY, April 13, 2006 — Trans World Entertainment Corporation (Nasdaq: TWMC) today updated financial results for its fourth quarter and full fiscal year 2005. These results replace those previously issued by the Company in its release dated March 9, 2006.

Subsequent to its March 9, 2006 release, the Company identified and evaluated the realization of an additional deferred income tax asset that resulted in a recorded tax benefit of $2.0 million. After giving effect to the recognition of the associated tax asset, income before cumulative effect of a change in accounting principle for the fourth quarter of 2005 was $22.3 million or $0.71 per diluted share and net income was $20.0 million or $0.64 per diluted share. For the full fiscal year 2005, income before cumulative effect of a change in accounting principle was $2.9 million or $0.09 per diluted share and net income was $0.6 million, or $0.02 per diluted share.

Trans World Entertainment is a leading specialty retailer of music, video and video game products. The Company operates over 1,100 retail stores in the United States, the District of Columbia, the U.S. Virgin Islands, Puerto Rico. The Company operates mall stores under the f.y.e., Sam Goody and Suncoast brands and freestanding locations under the names Coconuts Music and Movies, Strawberries Music, Wherehouse, Sam Goody, Spec’s and Second Spin. The Company also operates on the web at www.fye.com, www.coconuts.com, www.wherehouse.com, www.secondspin.com, www.samgoody.com and www.suncoast.com.

Certain statements in this release set forth management’s intentions, plans, beliefs, expectations or predictions of the future based on current facts and analyses. Actual results may differ materially from those indicated in such statements. Additional information on factors that may affect the business and financial results of the Company can be found in filings of the Company with the Securities and Exchange Commission.

— table to follow —

TRANS WORLD ENTERTAINMENT CORPORATION

Financial Results

	As adjusted		As Reported				As adjusted		As Reported
	Thirteen Weeks Ended		Thirteen Weeks Ended				Fiscal Year Ended		Fiscal Year Ended
INCOME STATEMENTS:	January 28,	% to	January 29,	% to	January 28,	% to	January 28,	% to	January 28,	% to	January 29,	% to
(in millions, except per share data)	2006	Sales	2006	Sales	2005	Sales	2006	Sales	2006	Sales	2005	Sales
Sales	$458.6		$458.6		$513.5		$1,238.5		$1,238.5		$1,365.1

Cost of sales	307.4	67.0%	307.4	67.0%	334.7	65.2%	806.9	65.1%	806.9	65.1%	870.0	63.7%
Gross profit	151.2	33.0%	151.2	33.0%	178.8	34.8%	431.6	34.9%	431.6	34.9%	495.1	36.3%

Selling, general and administrative expenses	106.7	23.3%	106.7	23.3%	113.1	22.0%	392.8	31.7%	392.8	31.7%	415.7	30.5%

Depreciation and amortization	8.8	1.9%	8.8	1.9%	9.6	1.9%	34.0	2.8%	34.0	2.8%	34.5	2.5%
Income from operations	35.7	7.8%	35.7	7.8%	56.1	10.9%	4.8	0.4%	4.8	0.4%	44.9	3.3%

Other income	(0.6)	-0.1%	(0.6)	-0.1%	(0.5)	-0.1%	(2.2)	-0.1%	(2.2)	-0.1%	(1.0)	-0.1%

Interest expense	1.0	0.1%	1.0	0.1%	0.6	0.1%	3.0	0.2%	3.0	0.2%	2.4	0.2%
Income before income taxes, extraordinary gain - unallocated goodwill and cumulative effect of change in accounting principle	35.3	7.8%	35.3	7.8%	55.9	10.9%	4.0	0.3%	4.0	0.3%	43.5	3.2%

Income tax expense	13.0	2.9%	15.0	3.4%	21.3	4.1%	1.1	0.1%	3.1	0.2%	4.9	0.4%

Income before extraordinary gain - unallocated goodwill and cumulative effect of change in accounting principle	$22.3	4.9%	$20.3	4.4%	$34.7	6.8%	$2.9	0.2%	$0.9	0.1%	$38.6	2.8%

Extraordinary gain - unallocated negative goodwill, net of income taxes of $0 and $2.0 million for fiscal 2005 and 2004, respectively	—	0.0%	—	0.0%	—	0.0%	—	0.0%	—	0.0%	3.2	0.3%
Cumulative effect of change in accounting principle, net of income taxes of $1.5 million and $0 for fiscal 2005 and 2004, respectively	(2.3)	-0.5%	(2.3)	-0.5%	—	0.0%	(2.3)	-0.2%	(2.3)	-0.2%	—	0.0%

Net income (loss)	$20.0	4.4%	$18.0	3.9%	$34.7	6.8%	$0.6	0.0%	$(1.4)	-0.1%	$41.8	3.1%

Basic earnings (loss) per common share:
Earnings per share before extraordinary gain - unallocated negative goodwill and cumulative effect of change in accounting principle, net of income taxes	$0.72		$0.65		$1.04		$0.09		$0.03		$1.12

Extraordinary gain - unallocated negative goodwill, net of income taxes of $0 and $2.0 million for fiscal 2005 and 2004 respectively	$—		$—		$—		$—		$—		$0.09

Cumulative effect of change in accounting principle, net of income taxes of $1.5 million and $0 for fiscal 2005 and 2004 respectively	$(0.07)		$(0.07)		$—		$(0.07)		$(0.07)		$—

Basic earnings (loss) per common share	$0.65		$0.58		$1.04		$0.02		$(0.04)		$1.21

Weighted average number of common shares outstanding	30.8		30.8		33.2		32.0		32.0		34.5

Diluted earnings (loss) per common share:
Earnings per share before extraordinary gain - unallocated negative goodwill and cumulative effect of change in accounting principle, net of income taxes	$0.71		$0.64		$0.98		$0.09		$0.03		$1.06

Extraordinary gain - unallocated negative goodwill, net of income taxes of $0 and $2.0 million for fiscal 2005 and 2004 respectively	$—		$—		$—		$—		$—		$0.09

Cumulative effect of change in accounting principle, net of income taxes of $1.5 million and $0 for fiscal 2005 and 2004 respectively	$(0.07)		$(0.07)		$—		$(0.07)		$(0.07)		$—

Diluted earnings (loss) per common share	$0.64		$0.57		$0.98		$0.02		$(0.04)		$1.15

Weighted average number of common shares outstanding	31.5		31.4		35.2		32.1		32.0		36.3

SELECTED BALANCE SHEET CAPTIONS:
(in millions, except store data)
Cash and cash equivalents									$197.2		$229.8
Merchandise inventory									402.7		431.2
Fixed assets (net)									132.5		130.2
Accounts payable									322.8		358.4
Long-term debt and capital lease obligations, less current portion									19.5		12.0

Stores in operation									782		810